Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Third Quarter and Year-to-Date September 2013 Results

Company Reaffirms 2013 Recurring Free Cash Flow in Excess of $360 million

Third Quarter Highlights:

•	Generated Net Sales of $1.2 billion.

•	Achieved Adjusted EBITDA of $154 million.

•	Reaffirms 2013 guidance for Recurring Free Cash Flow in excess of $360 million.

•	Narrows 2013 guidance for Net Sales to approximately $4.8 billion, and Adjusted EBITDA to approximately $580 million.

•	Approves quarterly dividend of $0.30 per share.

SUSSEX, WI, November 5, 2013 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) today reported results for its third quarter ending September 30, 2013. The reported results include Vertis Holdings, Inc. (“Vertis”) from the day of acquisition on January 16, 2013. Prior year financial results do not include the acquisition of Vertis. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

“We are pleased to reaffirm annual guidance for Recurring Free Cash Flow, which is the foundation of our strong balance sheet and supports our disciplined capital deployment strategy,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Third-quarter volumes across our U.S. platform were as expected, but our results were adversely impacted by ongoing industry pressures, economic and political challenges in Latin America and a slower-than-expected turnaround in the underlying Vertis business. That said, the integration is going well and we remain confident in our process to drive future cost-savings, and improve the efficiency and productivity of our platform. Overall, we remain pleased with our strategic decision to acquire Vertis as we believe it will provide long-term value for our clients and shareholders.”

Net Sales for the third quarter 2013 increased to $1.2 billion versus $1.0 billion for the same period in 2012 primarily due to the Vertis acquisition. Third quarter 2013 Adjusted EBITDA was $154 million as compared to $155 million for the same period in 2012, and Adjusted EBITDA margin was 12.8% as compared to 14.9% for the same period in 2012. These results primarily reflect Vertis’ historically lower margin profile compared to Quad/Graphics’ core business as well as ongoing volume and pricing pressures.

For the first nine months of 2013, Net Sales were $3.4 billion versus $3.0 billion for the same period in 2012. Year-to-date Adjusted EBITDA was $379 million versus $393 million in 2012, and Adjusted EBITDA margin was 11.0% as compared to 13.2% for the same period in 2012. Recurring Free Cash Flow was $178 million for the first nine months of 2013 compared to $220 million for the same period in 2012 due to increased capital expenditures and lower net cash earnings during 2013.

“Our strong Recurring Free Cash Flow will allow us to continue to pay down debt and pension liabilities, invest in our business and pursue opportunities that will drive future value,” said John Fowler, Quad/Graphics Executive Vice

President and Chief Financial Officer. “Further, given that we are now through the third quarter, we feel comfortable narrowing the guidance for Net Sales and Adjusted EBITDA. We currently forecast full-year 2013 Net Sales to be approximately $4.8 billion, narrowed from a prior guidance range of $4.8 billion to $5.0 billion, and full-year 2013 Adjusted EBITDA to be approximately $580 million, narrowed from a prior guidance range of $580 million to $610 million.”

Fowler continued, “Our quarter-end leverage ratio of 2.69x reflects the impact of the Vertis acquisition and our peak season for working capital. However, we expect to achieve a leverage ratio of approximately 2.5x by yearend. We continue to believe that operating in the 2.0x to 2.5x leverage range is the appropriate target, but at times, like this quarter, we may go above that range given economic changes, working capital seasonality, timing of investments and growth opportunities. As always, we are committed to our priorities to maintain a strong and flexible balance sheet; invest in our business; pursue profitable investment opportunities; and create long-term value for our shareholders and clients.”

Quad/Graphics’ quarterly dividend of $0.30 per share will be payable on December 20, 2013, to shareholders of record as of December 9, 2013.

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, November 6, to discuss third quarter 2013 results. To access the conference call, it is recommended that you listen via computer at: http://us.meeting-stream.com/quadgraphics_110613.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217-9946 (US/Canada)

•	Toll: (702) 696-4824 (International)

•	Conference ID: 35656803

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 35656803. To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics_110613. Registration is required for replay.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, goals, strategies, revenue, earnings, free cash flow, margins, prospects and/or outlook and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the failure to renew long-term contracts with clients on favorable terms or at all; the failure of clients to perform under long-term contracts due to financial or other reasons or due to client consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments, including the integration of the operations of Vertis Holdings, Inc.; the impact of changes in postal rates, service levels or regulations; the impact of fluctuations in costs and the availability of raw materials; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of regulatory matters and legislative developments or changes in laws, including changes in privacy and environmental laws; the ability of the Company to make the significant capital expenditures needed to remain technologically and economically competitive; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today's multichannel media world by helping marketers and publishers capitalize on print's ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2013	2012
Net sales	$1,206.0	$1,039.7

Cost of sales	950.2	798.1
Selling, general and administrative expenses	101.6	87.3
Depreciation and amortization	82.0	83.3
Restructuring, impairment and transaction-related charges	27.8	11.9
Total operating expenses	1,161.6	980.6

Operating income	$44.4	$59.1

Interest expense	20.9	21.7

Earnings before income taxes and equity in earnings (loss) of unconsolidated entities	23.5	37.4

Income tax expense (benefit)	10.4	(1.9)

Earnings before equity in earnings (loss) of unconsolidated entities	13.1	39.3

Equity in earnings (loss) of unconsolidated entities	(0.5)	0.4

Net earnings	$12.6	$39.7

Net loss attributable to noncontrolling interests	0.4	0.1

Net earnings attributable to Quad/Graphics common shareholders	$13.0	$39.8

Earnings per share attributable to Quad/Graphics common shareholders:
Basic	$0.27	$0.85
Diluted	$0.26	$0.84

Weighted average number of common shares outstanding:
Basic	47.0	46.8
Diluted	48.1	47.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
Net sales	$3,446.3	$2,963.5

Cost of sales	2,753.8	2,311.8
Selling, general and administrative expenses	312.6	259.9
Depreciation and amortization	258.7	252.6
Restructuring, impairment and transaction-related charges	82.9	87.8
Total operating expenses	3,408.0	2,912.1

Operating income from continuing operations	$38.3	$51.4

Interest expense	64.1	63.8

Loss from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	(25.8)	(12.4)

Income tax expense (benefit)	1.3	(46.0)

Earnings (loss) from continuing operations before equity in earnings (loss) of unconsolidated entities	(27.1)	33.6

Equity in earnings (loss) of unconsolidated entities	(2.0)	0.7

Net earnings (loss) from continuing operations	$(29.1)	$34.3

Loss from discontinued operations, net of tax (1)	—	(3.2)
Gain on disposal of discontinued operations, net of tax	—	35.3

Net earnings (loss)	$(29.1)	$66.4

Net loss attributable to noncontrolling interests	0.9	—

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(28.2)	$66.4

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$(0.62)	$0.73
Discontinued operations	—	0.69
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$(0.62)	$1.42
Diluted:
Continuing operations	$(0.62)	$0.73
Discontinued operations	—	0.68
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$(0.62)	$1.41

Weighted average number of common shares outstanding:
Basic	46.9	46.8
Diluted	46.9	47.1
______________________________

(1)	Includes the results of the Canadian operations prior to the March 1, 2012 sale. Net earnings (loss) from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2013 and December 31, 2012
(in millions)
(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$20.3	$16.9
Receivables, less allowances for doubtful accounts	700.2	585.1
Inventories	311.5	242.9
Prepaid expenses and other current assets	52.9	74.6
Deferred income taxes	67.2	55.7
Short-term restricted cash	6.1	14.8
Total current assets	1,158.2	990.0

Property, plant and equipment—net	1,946.5	1,926.4
Goodwill	765.3	768.6
Other intangible assets—net	202.3	229.9
Long-term restricted cash	49.9	45.7
Equity method investments in unconsolidated entities	61.6	72.0
Other long-term assets	64.8	66.3
Total assets	$4,248.6	$4,098.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$370.1	$285.8
Amounts owing in satisfaction of bankruptcy claims	2.5	9.3
Accrued liabilities	349.8	334.0
Short-term debt and current portion of long-term debt	133.7	113.3
Current portion of capital lease obligations	7.5	10.4
Total current liabilities	863.6	752.8

Long-term debt	1,388.7	1,211.7
Unsecured notes to be issued	18.1	23.8
Capital lease obligations	8.1	15.3
Deferred income taxes	373.8	363.9
Other long-term liabilities	435.3	495.7
Total liabilities	3,087.6	2,863.2

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	977.2	985.6
Treasury stock, at cost	(250.4)	(279.3)
Retained earnings	513.6	588.1
Accumulated other comprehensive loss	(80.3)	(60.4)

Quad/Graphics common stock and other equity	1,161.5	1,235.4

Noncontrolling interests	(0.5)	0.3

Total common stock and other equity and noncontrolling interests	1,161.0	1,235.7

Total liabilities and shareholders' equity	$4,248.6	$4,098.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2013 and 2012
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES
Net earnings (loss)	$(29.1)	$66.4
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	258.7	252.6
Impairment charges	18.5	14.5
Deferred income taxes	(1.2)	(21.1)
Gain on disposal of discontinued operations, net of tax	—	(35.3)
Stock-based compensation charges	13.5	10.2
Other non-cash adjustments to net earnings (loss)	5.2	(8.7)
Dividends from unconsolidated entities	5.0	0.5
Changes in operating assets and liabilities—net of acquisitions	(51.2)	(46.9)

Net Cash Provided by Operating Activities	219.4	232.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(117.6)	(85.3)
Cost investment in unconsolidated entities	(2.5)	(18.1)
Proceeds from the sale of property, plant and equipment	6.4	13.5
Transfers from restricted cash	4.5	13.7
Deposit refunded related to business exchange transaction	—	50.0
Purchase price payments on business exchange transaction	—	(4.2)
Acquisition of Vertis—net of cash acquired	(235.4)	—
Acquisition of other businesses—net of cash acquired	(1.5)	(6.6)

Net Cash Used in Investing Activities	(346.1)	(37.0)

FINANCING ACTIVITIES
Payments of long-term debt	(73.4)	(49.1)
Payments of capital lease obligations	(7.9)	(18.0)
Borrowings on revolving credit facilities	1,225.9	95.0
Payments on revolving credit facilities	(971.8)	(175.6)
Bankruptcy claim payments on unsecured notes to be issued	(4.5)	(13.3)
Proceeds from issuance of common stock	6.5	0.1
Tax benefit on stock option activity	0.5	—
Payment of cash dividends	(42.0)	(35.1)

Net Cash Provided by (Used in) Financing Activities	133.3	(196.0)

Effect of exchange rates on cash and cash equivalents	(3.2)	(6.2)

Net Increase (Decrease) in Cash and Cash Equivalents	3.4	(7.0)

Cash and Cash Equivalents at Beginning of Period	16.9	25.6

Cash and Cash Equivalents at End of Period	$20.3	$18.6

The condensed consolidated statements of cash flows include the cash flows of the Canadian operations prior to the March 1, 2012 sale.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2013 and 2012
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended September 30, 2013
United States Print and Related Services	$1,099.6	$60.5	$19.3
International	106.4	—	0.6
Total operating segments	1,206.0	60.5	19.9
Corporate	—	(16.1)	7.9
Total	$1,206.0	$44.4	$27.8

Three months ended September 30, 2012
United States Print and Related Services	$922.8	$84.7	$(3.3)
International	116.9	(4.4)	4.6
Total operating segments	1,039.7	80.3	1.3
Corporate	—	(21.2)	10.6
Total	$1,039.7	$59.1	$11.9

Nine months ended September 30, 2013
United States Print and Related Services	$3,114.7	$108.5	$49.8
International	331.6	(7.2)	5.6
Total operating segments	3,446.3	101.3	55.4
Corporate	—	(63.0)	27.5
Total	$3,446.3	$38.3	$82.9

Nine months ended September 30, 2012
United States Print and Related Services	$2,594.7	$139.2	$29.1
International	368.8	(20.5)	22.7
Total operating segments	2,963.5	118.7	51.8
Corporate	—	(67.3)	36.0
Total	$2,963.5	$51.4	$87.8

Results from the Canadian operations sold on March 1, 2012 are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended September 30, 2013 and 2012
(in millions)
(UNAUDITED)

	Three Months Ended September 30,
	2013	2012
Net earnings attributable to Quad/Graphics common shareholders	$13.0	$39.8

Interest expense	20.9	21.7
Income tax expense (benefit)	10.4	(1.9)
Depreciation and amortization	82.0	83.3

EBITDA (Non-GAAP)	$126.3	$142.9
EBITDA Margin (Non-GAAP)	10.5%	13.7%

Restructuring, impairment and transaction-related charges (1)	27.8	11.9

Adjusted EBITDA (Non-GAAP)	$154.1	$154.8
Adjusted EBITDA Margin (Non-GAAP)	12.8%	14.9%
______________________________

(1)	Operating results for the three months ended September 30, 2013 and 2012 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2013	2012
Employee termination charges (a)	$4.9	$1.4
Impairment charges (b)	8.8	0.4
Transaction-related charges (c)	0.3	0.5
Integration costs (d)	6.2	13.5
Other restructuring charges, net (e)	7.6	(3.9)
Restructuring, impairment and transaction-related charges	$27.8	$11.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the three months ended September 30, 2012, are presented net of a $12.8 million curtailment gain resulting from an amendment to the postretirement medical benefit plan.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Nine Months Ended September 30, 2013 and 2012
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(28.2)	$66.4

Interest expense	64.1	63.8
Income tax expense (benefit)	1.3	(46.0)
Depreciation and amortization	258.7	252.6

EBITDA (Non-GAAP)	$295.9	$336.8
EBITDA Margin (Non-GAAP)	8.6%	11.4%

Restructuring, impairment and transaction-related charges (1)	82.9	87.8
Loss from discontinued operations, net of tax	—	3.2
Gain on disposal of discontinued operations, net of tax	—	(35.3)

Adjusted EBITDA from continuing operations (Non-GAAP)	$378.8	$392.5
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	11.0%	13.2%
______________________________

(1)	Operating results from continuing operations for the nine months ended September 30, 2013 and 2012 were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2013	2012
Employee termination charges (a)	$12.6	$22.0
Impairment charges (b)	18.5	14.5
Transaction-related charges (c)	3.5	2.8
Integration costs (d)	21.3	36.6
Gain on collection of note receivable (e)	—	(2.4)
Other restructuring charges, net (f)	27.0	14.3
Restructuring, impairment and transaction-related charges from continuing operations	$82.9	$87.8
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Gain on the collection of a note receivable for the nine months ended September 30, 2012 was related to a settlement of a disputed pre-acquisition Worldcolor note receivable. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(f)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the nine months ended September 30, 2012, are presented net of a $12.8 million curtailment gain resulting from an amendment to the postretirement medical benefit plan.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
RECURRING FREE CASH FLOW
For the Nine Months Ended September 30, 2013 and 2012
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$219.4	$232.2

Add back non-recurring payments:
Restructuring payments, net (1)	67.9	64.3
Worldcolor bankruptcy payments	7.9	9.3

Recurring cash flows provided by operating activities	295.2	305.8

Less: purchases of property, plant and equipment	(117.6)	(85.3)

Recurring Free Cash Flow	$177.6	$220.5
______________________________

(1)
Restructuring payments are shown net of cash receipts related to non-recurring restructuring transactions. For the nine months ended September 30, 2013, restructuring payments were $67.9 million. For the nine months ended September 30, 2012, restructuring payments were $79.0 million (consisting of $78.1 million in payments for continuing operations and $0.9 million for Canadian discontinued operations) and were reduced for a $14.7 million non-recurring collection of a disputed pre-acquisition Worldcolor note receivable.

Recurring Free Cash Flow includes the cash flows of the Canadian operations prior to the March 1, 2012 sale.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Adjusted Diluted Earnings Per Share
For the Three Months Ended September 30, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2013	2012
Earnings before income taxes and equity in earnings (loss) of unconsolidated entities	$23.5	$37.4

Restructuring, impairment and transaction-related charges	27.8	11.9
	51.3	49.3

Income tax expense at 40% normalized tax rate	20.5	19.7
	30.8	29.6

Equity in earnings (loss) of unconsolidated entities	(0.5)	0.4
Net loss attributable to noncontrolling interests	0.4	0.1

Adjusted net earnings (Non-GAAP)	$30.7	$30.1

Basic weighted average number of common shares outstanding	47.0	46.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.1	0.4
Diluted weighted average number of common shares outstanding (Non-GAAP)	48.1	47.2

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.64	$0.64

Diluted Earnings Per Share (GAAP)	$0.26	$0.84
Restructuring, impairment and transaction-related charges per share	0.58	0.25
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.22	(0.04)
Income tax expense at 40% normalized tax rate per share	(0.43)	(0.42)
Allocation to participating securities per share (2)	0.01	—
GAAP to Non-GAAP diluted impact per share	—	0.01
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.64	$0.64
______________________________

(1)	Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Adjusted Diluted Earnings Per Share
For the Nine Months Ended September 30, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
Loss from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	$(25.8)	$(12.4)

Restructuring, impairment and transaction-related charges	82.9	87.8
	57.1	75.4

Income tax expense at 40% normalized tax rate	22.8	30.2
	34.3	45.2

Equity in earnings (loss) of unconsolidated entities	(2.0)	0.7
Net loss attributable to noncontrolling interests	0.9	—

Adjusted net earnings from continuing operations (Non-GAAP)	$33.2	$45.9

Basic weighted average number of common shares outstanding	46.9	46.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.9	0.3
Diluted weighted average number of common shares outstanding (Non-GAAP)	47.8	47.1

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$0.69	$0.97

Diluted Earnings (Loss) Per Share From Continuing Operations (GAAP)	$(0.62)	$0.73
Restructuring, impairment and transaction-related charges per share	1.73	1.86
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.03	(0.98)
Income tax expense at 40% normalized tax rate per share	(0.48)	(0.64)
Allocation to participating securities per share (2)	0.02	—
GAAP to Non-GAAP diluted impact per share	0.01	—
Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$0.69	$0.97
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) the results of the Canadian discontinued operations, (ii) the gain on disposal of the Canadian discontinued operations, (iii) restructuring, impairment and transaction-related charges and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.